SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM 8-K

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                               September 23, 1998
                               ------------------
                (Date of Report--Date of Earliest Event Reported)



                               D. R. Horton, Inc.
                               ------------------
               (Exact Name of Registrant as Specified in Charter)


        Delaware                    1-14122                      75-2386963
        --------                    -------                      ----------
(State or Other Jurisdiction      (Commission                   (IRS Employer
    of Incorporation)             File Number)               Identification No.)



           1901 Ascension Boulevard, Suite 100, Arlington, Texas 76006
           -----------------------------------------------------------
                    (Address of Principal Executive Offices)


                                 (817) 856-8200
                                 --------------
              (Registrant's Telephone Number, Including Area Code)



          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events.

On September 23, 1998, D. R. Horton,  Inc. (the  "Company")  gave notice that on
November 1, 1998 the Company would redeem all of its outstanding 6 7/8% Convertible Subordinated Notes due 2002 (the "Notes"). Pursuant to Article 3 of the Indenture governing the Notes, such redemption will be at $1,034.38, plus accrued interest in the amount of $34.38, for a total payment of $1,068.76 for each $1,000 principal amount of Notes.

The Notes are convertible into shares of the Company's common stock at a conversion rate of 94.73625 shares of Company common stock for each $1,000 principal amount of Notes prior to 5:00 p.m. New York time on October 29, 1998. No payment or adjustment will be made for interest accrued on the Notes surrendered for conversion or for dividends on the common stock issued on conversion.

The Notice of Redemption is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 7.  Financial Statements and Exhibits.

(c)      Exhibits.

99.1     Notice of Redemption dated September 22, 1998.




                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:    September 23, 1998


                                              D. R. Horton, Inc.

                                          By: /s/Charles N. Warren
                                              ---------------------
                                              Charles N. Warren
                                              Senior Vice President